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EXHIBIT 23.2

Consent of Independent Auditors

The Board of Directors
Star Buffet, Inc.:

        We consent to incorporation by reference in the registration statements (No. 333-46939 and 333-50767) on Form S-8 of Star Buffet, Inc. of our report dated March 16, 2001, relating to the consolidated statements of income, stockholders' equity, and cash flows of Star Buffet, Inc. and subsidiaries for the 52-week period ended January 29, 2001, which report appears in the January 27, 2003, annual report on Form 10-K of Star Buffet, Inc.

/s/ KPMG LLP

Salt Lake City, Utah
April 23, 2003

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  EXHIBIT 23.2